Exhibit 23.2

To the Board of Directors of Vale S.A. (“Vale”)	15 February 2011
Ladies and Gentlemen:
Colin Coxhead hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Vale’s Annual Report on Form 20-F for the year ended December 31, 2009, in which Colin Coxhead is named as having prepared coal resource and reserve estimates for Vale’s Integra coal mine, namely:
1.	Statement Of Underground Coal Resources & Reserves, Middle Liddell Seam, Integra Underground. January 2009.

2.	Statement Of Coal Resources And Reserves Integra Open Cut (South Pit). January 2009.
Yours Sincerely,

/s/ Colin Coxhead Colin Coxhead
Geologist
15 February 2011